UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2024
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Blue Owl Real Estate Net Lease Trust
(Exact name of registrant as specified in its charter)
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Maryland	000-56536	88-1672312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 N. LaSalle St., Suite 4140 Chicago, IL	60602
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 215-2015
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2024, Blue Owl NLT Operating Partnership LP (the “Operating Partnership”), a Delaware limited partnership and a subsidiary of Blue Owl Real Estate Net Lease Trust (the “Company”, “we,” “us,” and “our”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) governing the issuance of $29,000,000 in aggregate principal amount of 6.24% Senior Notes, Series A, due August 28, 2028, $38,500,000 in aggregate principal amount of 6.32% Senior Notes, Series B, due August 28, 2029, $39,500,000 in aggregate principal amount of 6.40% Senior Notes, Series C, due August 28, 2030 and $23,000,000 in aggregate principal amount of 6.43% Senior Notes, Series D, due August 28, 2031 (collectively, the “Notes”), to qualified institutional investors in a private placement. The Notes are guaranteed by the Company and the subsidiaries of the Operating Partnership (the “Guarantors” and, together with the Operating Partnership, the “Note Parties”) that guarantee indebtedness under our senior unsecured credit facility (the “Credit Facility”). In accordance with the requirements of the Note Purchase Agreement, on August 28, 2024, the Company and the other Guarantors entered into a Guaranty Agreement to evidence their guarantee of the Notes.

Interest on the Notes will be due semi-annually on the 28th day of February and August each year, beginning on February 28, 2025. The Notes may be redeemed in whole or in part at any time or from time to time at the Operating Partnership’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Operating Partnership is obligated to offer to prepay the Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Notes are general unsecured obligations of the Operating Partnership that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Operating Partnership.

The Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants which are generally consistent with the covenants contained in the Credit Facility. Certain covenants in the Note Purchase Agreement will automatically adjust to match the Credit Facility in the event the corresponding sections under the Credit Facility are amended or modified.

In addition, in the event that the Notes are rated below “Baa3” or “BBB-”, as applicable, by (i) at least one rating agency if the Notes are rated by one or two ratings agencies or (ii) any two ratings agencies if the Notes are rated by three ratings agencies (a “BIG Event”), the Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Notes from the first day of any quarterly fiscal period in which a BIG Event occurs until the last day of the fiscal quarter period in which there is an Investment Grade Ratings Affirmation (as defined in the Note Purchase Agreement).

The Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of the Note Parties or any of their subsidiaries, certain judgments and orders and certain events of bankruptcy.

Each of the foregoing descriptions of the Note Purchase Agreement and the Guaranty Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each such document, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and are incorporated herein by reference thereto.

Item 2.03 - Creation of a Direct Financial Obligation.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Note Purchase Agreement, dated August 28, 2024, between Blue Owl NLT Operating Partnership LP and the purchasers party thereto.
10.2	Form of Guaranty Agreement between Blue Owl Real Estate Net Lease Trust and the other guarantors party thereto (included in Exhibit 10.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Owl Real Estate Net Lease Trust

	By:	/s/ Kevin Halleran
		Name:	Kevin Halleran
		Title:	Chief Financial Officer

Date: August 29, 2024